EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

Date of Event Requiring Statement: June 1, 2022

Issuer Name and Ticker or Trading Symbol: Berry Corp (bry) [ BRY ]

OAKTREE VALUE OPPORTUNITIES FUND HOLDINGS, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE VALUE OPPORTUNITIES FUND GP, L.P.

By:	Oaktree Value Opportunities Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE VALUE OPPORTUNITIES FUND GP LTD.

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE OPPORTUNITIES FUND X HOLDINGS (DELAWARE), L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE OPPORTUNITIES FUND Xb HOLDINGS (DELAWARE), L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE FUND GP I, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE CAPITAL I, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OCM HOLDINGS I, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President